UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule § 240.14a-12

BLINK CHARGING CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLINK CHARGING CO.

5081 Howerton Way, Suite A

Bowie, Maryland 20715

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 16, 2024

To the Stockholders of Blink Charging Co.

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting (the “Annual Meeting”) of Stockholders of Blink Charging Co., a Nevada corporation (the “Company”), will be held virtually on July 16, 2024, at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect six directors to the Board of Directors of Blink Charging Co. (the “Board”) for a one-year term of office expiring at the 2025 Annual Meeting of Stockholders, with the nominees for election being Ritsaart J.M. van Montfrans, Brendan S. Jones, Aviv Hillo, Jack Levine, Kristina A. Peterson and Cedric L. Richmond.
2.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s executive officers.
3.	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s executive officers.
4.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.
5.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on May 20, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our Annual Meeting materials and help lower our costs. On or about June 6, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability will contain instructions on how to access the Notice of Annual Meeting, the Proxy Statement and our 2023 Annual Report on Form 10-K to stockholders online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Bowie, Maryland
June 3, 2024

You may vote in the following ways:

VOTE BY INTERNET www.proxyvote.com	VOTE BY PHONE – 1-800-690-6903	VOTE BY MAIL – envelope included

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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PROXY STATEMENT SUMMARY

This summary contains highlights about the upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Blink Charging Co. (the “Company,” “Blink,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2024 Annual Meeting of Stockholders

Date and Time:	July 16, 2024 at 9:00 a.m., Eastern time

Location:	Via live webcast at www.virtualshareholdermeeting.com/BLNK2024

Record Date:	May 20, 2024

Mail Date:	We intend to mail a Notice of Internet Availability of Proxy Materials to our stockholders on or about June 6, 2024

Voting Matters and Board Recommendations

Proposal No.	Proposals	Recommendation of the Board
(1)	The election of six directors to serve on our Board for a one-year term of office expiring at the 2025 Annual Meeting of Stockholders.	FOR each Director Nominee

(2)	To approve, on a non-binding advisory basis, the compensation paid to the Company’s executive officers.	FOR

(3)	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s executive officers.	FOR Every Year

(4)	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR

Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on May 20, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 101,059,734 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is dated as of June 3, 2024 and is first being sent out or otherwise made available to stockholders of record on or about June 6, 2024.

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GENERAL INFORMATION

Our Company

Blink Charging Co., through its wholly owned subsidiaries, is a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. Blink offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”) and other EV-related services. The Blink Networks provide property owners, managers, parking companies, and state and municipal entities (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability and fees. Blink, through its wholly owned subsidiary, Envoy Mobility, Inc. (“Envoy Mobility”), also operates a car sharing program which allows customers the ability to rent EVs through a public subscription service in numerous urban areas and as an amenity for national real estate developers and owners of private buildings. In addition to this core focus, Blink is actively engaged in various initiatives and programs promoting sustainability and renewable energy, including the promotion of solar energy, batteries and other technologies that support eco-friendly practices.

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of Blink Charging Co., a Nevada corporation, for use at our 2024 Annual Meeting of Stockholders, to be held on July 16, 2024 at 9:00 a.m., Eastern time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/BLNK2024.

Our proxy materials are available electronically at www.proxyvote.com. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2023 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

Who Can Vote

The Board has set May 20, 2024 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock as of the close of business on May 20, 2024. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder “of Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Stockholders whose shares are held in street name through a brokerage account may receive separate forms or instructions from their respective brokers for voting purposes. Stockholders are encouraged to consult with their brokers or review any additional materials provided by their brokers in conjunction with this proxy statement.

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Shares Outstanding and Quorum

At the close of business on May 20, 2024, there were 101,059,734 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of holders of one-third, or 33.34%, of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chairman of the meeting.

Voting Your Shares

You may vote using any of the following methods:

✔	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Blink stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✔	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Blink stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✔	By Telephone — Blink stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✔	During the Annual Meeting — Shares held in your name as the stockholder of record may be voted during the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via the live webcast, we recommend that you also submit your proxy or voting instructions by mail, telephone or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time (for stockholders of record), and 11:59 p.m., Eastern time (for shares held beneficially in street name), on July 15, 2024, the day before the Annual Meeting. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at our executive offices located at 5081 Howerton Way, Suite A, Bowie, Maryland 20715, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

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If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on May 20, 2024 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

●	FOR the election of the six nominees listed in this Proxy Statement to serve on our Board for a one-year term of office expiring at the 2025 Annual Meeting of Stockholders.

●	FOR the approval, on a non-binding advisory basis, of the compensation paid to our executive officers (the “say-on-pay” vote).

●	FOR the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our executive officers every year (the “frequency vote”).

●	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the approval of executive compensation and the advisory resolution on the frequency of the stockholders’ say-on-pay, each of which are considered “non-routine” under Nasdaq rules.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Bylaws and, accordingly, no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Nevada law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

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Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. There is no “AGAINST” option. The nominees receiving the most “FOR” votes will be elected. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will have no effect on the outcome of Proposal 1.

Advisory (Non-Binding) “Say-on-Pay” Vote to Approve Executive Compensation for 2023. The approval of the executive compensation requires the affirmative vote of the majority of the votes cast on Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Advisory (Non-Binding) “Frequency” Vote Regarding the Frequency of Future Stockholder Votes on Executive Compensation. The approval of the advisory resolution on the frequency of the stockholders’ say-on-pay requires that one of the three frequency options receives a majority of the votes cast. You have four choices for voting on Proposal 3. You can choose whether the “say-on-pay” vote should be held every year, every two years or every three years. You may also abstain from voting. If you abstain from voting on Proposal 3, the abstention will have no effect on the outcome of Proposal 3. Pursuant to Nasdaq regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of Proposal 3.

Ratification of the Independent Registered Accounting Firm. The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of the majority of the votes cast on Proposal 4. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 4, the abstention will have no effect on the outcome of Proposal 4. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 4.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our executive offices located at 5081 Howerton Way, Suite A, Bowie, Maryland 20715 for ten days prior to the Annual Meeting and also during the Annual Meeting by shareholders who attend the Annual Meeting through the live webcast.

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our Form 10-K/A filed with the SEC on April 26, 2024 (our “Annual Report”), which contains the consolidated financial statements of our company for the year ended December 31, 2023, accompanies this Proxy Statement, but is not a part of our company’s soliciting materials.

Stockholders may obtain, without charge, a copy of our Annual Report filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Our Annual Report is also available online at our company’s website at https://ir.blinkcharging.com/sec-filings/all-sec-filings. A list of exhibits is included in our Annual Report and exhibits are available from our company upon the payment to us of the cost of furnishing them.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, we believe that, during the year ended December 31, 2023, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 4 filing by Harjinder Bhade which included two late transactions.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors (the “Board”). The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting our company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board has four fixed regular meetings per year scheduled in accordance with the filing of periodic reports with the SEC. The Board met 21 times during the year ended December 31, 2023. In addition, the Board of Directors took action 13 times during 2023 by unanimous written consent in lieu of a meeting, as permitted by applicable law. During 2023, each member of the Board attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and committees on which they served during the period for which such director was serving as a director. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. We do not have a written policy on Board attendance at annual meetings of stockholders; however, we do schedule a Board meeting immediately after the annual meeting for which members attending receive compensation. All of the Board members attended last year’s annual meeting in person or by telephonic conference call.

The 2024 nominees to serve on the Board and each of its current committees are as follows:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating and ESG Committee	Government Affairs Committee
Ritsaart J.M. van Montfrans	52	2019	Chief Executive Officer of Incision Group	X	X (Chair)	X	X
Brendan S. Jones	60	2021	President and Chief Executive Officer of Blink				X
Aviv Hillo	59	2023	General Counsel and Executive Vice President – M&A of Blink
Jack Levine	73	2019	President of Jack Levine, PA	X (Chair)	X	X
Kristina A. Peterson	60	2023	Chief Executive Officer of Mayflower Partners	X		X (Chair)
Cedric L. Richmond	50	2022	President of Richmond & Company, LLC		X	X	X (Chair)

Board Leadership

Brendan S. Jones has been our President and a director since February 2021 and our Chief Executive Officer since May 2023. Ritsaart J.M. van Montfrans has been a director since December 2019 and our Chairman of the Board since May 2023. We believe that having a Chief Executive Officer and an independent Chairman, each with distinct responsibilities, works well for us because all but three of our directors are independent, and our Chairman can cause the independent directors to meet in executive sessions at any time. Therefore, the Chairman can at any time bring to the attention of a majority of the directors any matters he thinks should be addressed by our Board. Other advantages to having an independent director serve as Chairman include facilitating relations among our Board, Chief Executive Officer and other senior management, assisting our Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, supporting the efficient allocation of oversight responsibilities between the independent directors and management, and enhancing stockholders’ confidence in our company’s governance practices.

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The Chairman presides over Board meetings and presides at all meetings of our independent directors. The Chairman’s additional duties include:

●	at the request of our Board, presiding over meetings of stockholders;
●	conveying recommendations of the independent directors to the full Board;
●	serving as a liaison between our Board and management;
●	ensuring that members of our Board receive accurate, timely and clear information, in particular about our company’s performance, to enable our Board to make sound decisions and provide effective oversight and advice to promote the success of our company;
●	monitoring effective implementation of our Board’s decisions;
●	establishing and maintaining a close relationship of trust with our Chief Executive Officer by providing support and advice while respecting executive responsibility and leadership;
●	developing the Board by leading the effort to identify and recruit new Board members; and
●	leading succession efforts.

Four of our Board nominees are independent. In addition, all of the current directors on each of the Audit Committee, Compensation Committee, Nominating and ESG Committee and Government Affairs Committee are independent directors, with the exception of Messrs. Jones and Reddy on the Government Affairs Committee, and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by Nasdaq, our independent directors meet in executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes. Our independent directors bring experience, oversight and expertise from outside our company and industry, while Messrs. Jones and Hillo bring company-specific experience and expertise. Mr. Reddy will not be standing for reelection at this Annual Meeting.

Director Qualifications and Diversity

Our Nominating and ESG Committee is responsible for the review of corporate governance, identifying and reviewing the composition of and evaluate the performance of the Board; recommend persons for election to the Board and evaluate director compensation; review the composition of committees of the Board and recommend persons to be members of such committees; review and maintain compliance of committee membership with applicable regulatory requirements; and review conflicts of interest of members of the Board and corporate officers. The committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

When evaluating director nominees, our directors consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

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The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each term used in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of June 3, 2024)
Board Size
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	1	5	-	-
Demographic Background
African American or Black		1	-	-
Alaskan Native or Native American			-	-
Asian			-	-
Hispanic or Latinx			-	-
Native Hawaiian or Pacific Islander			-	-
White	1	4	-	-
Two or More Races or Ethnicities			-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Committees and Charters

The Board has four standing committees - Audit Committee, Compensation Committee, Nominating and ESG Committee and the Government Affairs Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at https://ir.blinkcharging.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee is currently comprised of Jack Levine (chair), Ritsaart J.M. van Montfrans and Kristina A. Peterson. Our Board has determined that each of the directors serving on the Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. In addition, our Board has determined that Mr. Levine meets the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and our Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Our Audit Committee, among other things, is responsible for:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

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●	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

During 2023, the Audit Committee met five times.

Cyber Security

Cybersecurity is an integral part of our risk management processes and a significant area of focus for the Board of Directors and management team. The Audit Committee is responsible for the cybersecurity component of our IT operations, and the Audit Committee reviews the status of ongoing efforts and incidents at every Board of Directors meeting. In addition to our Board-level Audit Committee, management implemented a Cybersecurity Committee comprised of representatives of senior management, Legal, Marketing, Technology, and Operations to maintain and improve our cybersecurity strategy based on most current industry developments and recent incidents as needed. The Cybersecurity Committee formal meeting occurs biannually, with less formal status update meetings happening more often and as necessary. The members of the Cybersecurity Committee have prior work experience in various roles involving information technology, including security, auditing, compliance, systems and programming. These individuals are informed about, and monitor the prevention, mitigation, detection and remediation of cybersecurity incidents through their management of, and participation in, the Cybersecurity Committee, and report to the Audit Committee on any appropriate items.

Compensation Committee

Our Compensation Committee is currently comprised of Ritsaart J.M. van Montfrans (chair), Jack Levine and Cedric L. Richmond. Our Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. Our Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Our Compensation Committee is, among other things, responsible for:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including our Chief Executive Officer and other executive officers;

●	administering our incentive compensation plans and programs;

●	reviewing and discussing with our management our SEC disclosures; and

●	overseeing our submissions to stockholders on executive compensation matters.

During 2023, the Compensation Committee met 30 times.

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Nominating, Environmental, Social and Governance Committee

Blink’s business and product roadmap are designed to support the global energy transition to low/no carbon transportation solutions. By providing clean electric vehicle charging solutions to corporations, other organizations and individual consumers, Blink’s products and solutions are designed to significantly lower harmful criteria pollutants and reduce global greenhouse gas emissions. In July 2023, we combined our Nominating and Corporate Governance Committee and our Environmental, Social and Governance Committee into the Nominating, Environmental, Social and Governance Committee (or Nominating and ESG Committee).

Board Oversight of ESG

The Nominating and ESG Committee of the Board is currently comprised of three independent directors: Kristina A. Peterson (Chair), Jack Levine and Cedric L. Richmond. Our Nominating and ESG Committee operates under a written charter to reflect updated SEC disclosure requirements and corporate governance best practices. All of Blink’s Committee Charters (Nominating and ESG, Compensation, Audit, Government Affairs) and our Code of Business Conduct and Ethics were updated in May 2024 to comply with updated SEC disclosure requirements and evolving corporate governance best practices and are posted on our website.

The Committee ensures that we meet our ongoing sustainability goals and promote socially responsible practices within our company. This committee underscores our dedication to sustainability and acknowledges that responsible business conduct is crucial for sustained success. Through the Committee’s efforts, we aim to make meaningful contributions to society and the environment while also delivering value to our stakeholders.

The principal ESG responsibilities and duties of the Nominating, Environmental, Social and Governance Committee are to:

●	recommend to the Board our overall general strategy concerning sustainability, environmental stewardship, health and safety, corporate social responsibility, philanthropy, diversity, equity and inclusion, community issues, and other public policy matters relevant to our company;

●	oversee our policies, practices and performance and manage disclosures with respect to ESG matters; and

●	report to the Board current and emerging topics relating to ESG matters that may affect the business, operations, performance or public image of our company or are pertinent to us and our stakeholders in support of our evolving global business.

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Organizational Structure for Managing ESG

During 2023, the Board’s Nominating and ESG Committee met one time formally. Internally, environmental, social and governance risks and opportunities are managed by the Legal Department. Blink’s cross-functional global Sustainability Committee reports to the Board Nominating and ESG Committee and is composed of the Director of Sustainability, the General Counsel, Chief Marketing Officer, and ESG-focused managers in the U.S., UK, EU and India, and meets at least bi-weekly year-round.

The Director of Sustainability, Reed S. Fuller, is Blink’s Corporate Secretary and Assistant General Counsel, reporting to the General Counsel, and plays a crucial role in overseeing and driving our sustainability initiatives. The Director ensures the integration of sustainable practices into our corporate strategy, identifies risk and improvement areas, and implements initiatives in alignment with our ESG goals. Serving as a liaison with the Nominating and ESG Committee Chair, the Director of Sustainability facilitates communication and reporting on our sustainability progress, steering our organization towards a more sustainable future.

With input from the global Sustainability Committee, Blink plans to publish a 2024 Corporate Sustainability Report. In order to prepare for the European Union’s Corporate Sustainability Reporting Directive (CSRD) being implemented beginning in 2025 and requiring detailed reporting related to environmental, social, and governance reporting from companies operating in the EU, we plan to undertake an enterprise-level Double Materiality Assessment (DMA) as a necessary action to ensure compliance in relevant operations locations. The DMA will cover climate-related financial risks material to the company’s operations and future, and social and environmental impacts material within the company’s operations.

As part of planning for our first published Corporate Sustainability Report, Blink continues to improve its ESG efforts and activities across the globe, which include the following 2023 Impact and Sustainability Program Highlights:

Environmental

We are committed to implementing sustainable practices across our operations. By prioritizing environmental responsibility, we aim to contribute to a more sustainable future for our planet and society.

●	Blink’s Environmental Management Systems leads report directly to the Board and CEO

Aviv Hillo and Jenifer Yokley share joint management supervision of the Sustainability Committee and ESG programs, respectively, and each report directly to the CEO and to the Chair of the Nominating and ESG Committee of the Board.

●	ISO 9001, 14001, and 45001 certifications in the U.S., UK and India

Blink’s UK and India operations are certified with environmental management systems ISO 14001 (both within Integrated Management Systems with ISO 9001 and 45001). Additionally, Blink’s U.S. Bowie, Maryland production facility is also ISO 9001 compliant, under certified Integrated Management Systems, as disclosed on our corporate website.

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●	Supplier Code of Conduct and Conflict Minerals Policy

Blink Charging has adopted the Responsible Business Alliance (RBA) Code of Conduct. The RBA Code of Conduct (“Code of Conduct”) is applicable to both the Company and our suppliers and mirrors our commitment to ethical business practices, including labor rights, environmental responsibility, health and safety, and ethical sourcing. By implementing this Code of Conduct, we are holding ourselves and our suppliers to the highest standards of accountability and sustainability. We believe that responsible business practices are not only the right thing to do, but also critical to the long-term success and well-being of our Company, our suppliers, and the communities in which we operate. Blink requires its suppliers to be in compliance with the Code of Conduct. Blink’s Supplier Code of Conduct is published on our corporate website.

We also announced Blink’s Conflict Minerals Policy in 2024, which can be found on our website, and continue to work with suppliers to enhance our conflict minerals program.

●	Blink Employee Electric Vehicle (EV) Incentives

Globally, Blink employees are offered incentives if they own or lease an EV, hybrid plug-in, or electric scooter. In Blink’s U.S. Bowie, Maryland office, free EV charging is available to employees. Blink Europe entities own and lease a fleet of fully battery electric vehicles (BEV) (including vans). In the UK, Blink is certified as an ultra-low-emission vehicle (ULEV) Fleet Operator.

●	Greenhouse Gas Emissions (GHG)/Scope 1, 2, 3 Benchmarking and Reporting

Blink UK has a published Carbon Reduction Plan. Blink’s European group is underway with its GHG Emissions/Carbon Footprint benchmarking program, in order to receive its Planet Mark Business Certification (Scope 1, 2 and a subset of Scope 3), with a view to setting verified near-term targets. Additionally, in our European operations, no additional burning oils or gases are utilized for heating in leased office or warehouse premises.

●	Waste Management

Blink has identified waste management as its primary focus area in its Environmental Impact Strategy, as part of its Global ESG Program (formed in 2024). Regional programs are in place to minimize and mitigate waste in offices, packaging, production, logistics and installation operations covering:

●	Terracycle boxes for hard-to-recycle packaging (with signed public commitments not to mix waste streams),
●	Nespresso pod (coffee) recycling,
●	Separated recycling: card & paper, glass, plastics, metals,
●	Printer toner cartridge recycling,
●	Pallet system used to minimize waste in parcel deliveries (UK & EU),
●	IT Departments – electronic equipment recycling and refurb program and donation to schools and community groups in place,
●	In the EU operations, all hazardous waste is handled by licensed carriers and complies with WEEE directives.
●	In our Belgium operations, Blink contracst with a third-party recycling provider, dismantling used units for component parts, as well as recycling and repurposing unused, older units for other uses at trade shows.
●	In 2024, Blink’s Global ESG Program is establishing an end-of-life treatment program for hardware across operating systems.
●	In 2024 Blink’s Global ESG Program is establishing a packaging waste procedure.

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●	Energy Conservation

Across its European operations, Blink’s offices have installed LED and ambient lighting, with motion sensors for efficient electricity consumption. In 2024, water conservation faucets, legionella testing and Indoor Air Quality Monitoring have been added to further enhance the working environment for employee well-being and reduced environmental impact. Blink is planning to implement further conservation measures and targets across its global operations.

Social

By prioritizing social responsibility, we aim to create value for our stakeholders while also contributing to a more just and equitable society.

●	Employee Wages and Pay Equity

When hiring and promoting employees, Blink Human Resources checks proposed salaries against comparable wage market values for each role. When appropriate, Blink makes adjustments across departments, such as customer service, as the comparable market values for each role rises. In the UK, Blink is compliant with the government-mandated National Living Wage requirements for all employees, including interns and apprentices, as well as wage and market benchmarking requirements applied across all EU operations. In the U.S. and in other locations, Blink is compliant with all government, federal and state-mandated wage requirements.

●	Human Rights training

Modern Slavery and Forced Labour training is undertaken annually in our UK operations.

●	Employee Surveys

Blink conducts approximately three employee surveys per year. These surveys include an employee engagement survey, an employee benefits survey, and a DEI survey. Based on feedback from a recent employee benefits survey, Blink switched the Company’s chosen dental and vision plans to better suit employee needs. Another result from the same survey prompted Blink to further develop wellness plans for employees. The employee engagement survey is provided to the Board of Directors to report on overall company satisfaction, for their consideration on further action. The recent DEI survey is under review for next step implementations focusing on diversity, based on requests and feedback received.

Governance

We strive for accountability, transparency, and integrity across our operations to build long-term value for stakeholders and foster trust with customers, partners, and the community. The Blink Board of Directors engages in continuing education in order to remain up to date regarding good corporate governance practices involving evolving disclosure requirements, succession planning, business ethics and compliance, anti-bribery and corruption, and political contributions and lobbying practices.

●	Board Continuing Education and Membership in Relevant Governance-Related Organizations

Blink holds a Board Membership with the National Association of Corporate Directors (NACD), the leading U.S. independent non-profit membership organization of corporate board members that provides governance guidelines to assist directors in discharging their responsibilities and ensuring their commitment to the highest standards of corporate conduct. Our CEO, CFO, COO, General Counsel, Assistant General Counsel and all independent directors are NACD members. Jack Levine, Audit Chair, is a member of the Association of Audit Committee Members Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing national best practices for corporate governance, corporate compliance and internal whistleblower policies. Kristina A. Peterson, Chair, Nominating and ESG Committee, has held the Women Corporate Directors Foundation (WCD) San Diego Chapter Co-Chair position since 2016. WCD is the leading non-profit organization for female directors, sponsored by KPMG with 2,500 corporate director members across 8,500 corporate boards and 70 Global Chapters.

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●	Board Director Nominees and Succession Planning

The Nominating and ESG Committee, composed of Independent Directors of our Board, reviews candidates, makes recommendations to the Board to nominate new directors and manages the board succession planning process. We also consider any nominations of director candidates validly made by our stockholders. When evaluating director nominees, the Committee considers the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the Committee considers, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

●	Business Ethics and Compliance

The Code of Business Conduct and Ethics applies to Blink Charging, Inc. and its subsidiaries and their employees, corporate officers and directors, as well as third-party contractors, and can be found on our corporate website. Key aspects of our Code of Business Conduct and Ethics include:

●	Anti-bribery and Corruption (ABC) Training

All Blink employees undertake anti-bribery and corruption training through the KnowBe4 platform during induction and through annual updates. In 2023, some of these trainings included “Global Anti-Bribery and Corruption” and “Ethics and Code of Conduct: Introduction. Additional similar training is planned for 2024. Aviv Hillo, General Counsel and Executive Vice President of Mergers & Acquisitions, and Board Member oversees Blink’s ABC program.

●	Political Contributions and Lobbying

Blink’s Legal Department and the Board’s Government Affairs Committee oversees current policies with regard to political contributions, political advocacy and lobbying, and these policies are enclosed in the Blink Employee Handbook and the Government Affairs Committee Charter. Political contributions are prohibited to be made to state candidates directly from corporate funds. Current federal law prohibits direct corporate contributions to candidates for federal office. Employee political action committees (PACs), however, may make contributions to federal candidates using funds voluntarily given by employees. Campaign finance laws vary by state. A10 Associates has been engaged to lobby for Blink at the federal level with Congress and the Administration. Matt Chen, Director of Government Affairs, is a registered federal lobbyist and a registered Maryland lobbyist. The monetary values of Blink’s lobbying activities vary from quarter to quarter based on the amount of time spent and compensation and are fully disclosed in Blink’s relevant ongoing SEC filings.

Government Affairs Committee

In January 2023, our Board established a Government Affairs Committee, which began as a separate standing committee of the Board on January 31, 2023. The principal responsibilities and duties of this committee are to (i) to provide oversight and guidance to management with respect to the company’s government affairs strategy and initiatives, (ii) to ensure that the company’s government affairs activity reflects an honest and open communication with government and community decision-makers, (iii) to inform the Board in a timely manner of significant government affairs issues and proceedings that could have an effect on the company and (iv) to brief the Board at least quarterly regarding the company’s performance of its government affairs activity. Additional information regarding the functions to be performed by the Government Affairs Committee is set forth in the Government Affairs Committee Charter.

The Government Affairs Committee is currently comprised of Cedric L. Richmond (chair), Brendan S. Jones, Ritsaart J.M. van Montfrans and Mahidhar (Mahi) Reddy. The committee includes two management directors. Mr. Reddy will not be standing for reelection at this Annual Meeting.

During 2023, the Government Affairs Committee met one time.

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Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and thorough reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Business Conduct and Ethics.

Compensation Committee	Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

Nominating, Environmental, Social and Governance Committee	Oversees the assessment of each Board member’s independence to avoid conflict, determine the effectiveness of the Board and committees, and maintain good governance practices through our corporate governance guidelines, Committee charters and Code of Business Conduct and Ethics. Oversees our policies and practices, and reviews our reporting standards, with respect to complying with evolving ESG matters and disclosures.

Government Affairs Committee	Oversees our policies and practices with respect to our government affairs strategy and initiatives.

The Board also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board for matters outside of the ordinary course and includes our Whistleblower Policy. This policy establishes procedures for the submission by our employees and consultants, on a confidential and anonymous basis, of complaints and concerns regarding our financial statement disclosures, accounting practices, internal controls or auditing matters, or possible violations of the federal securities laws or the rules or regulations promulgated thereunder. Complaints submitted through the Whistleblower Policy are promptly routed to the chair of our Audit Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all our employees, officers and directors, including our principal executive and senior financial officers, and was updated in May 2024. A copy of our Code of Business Conduct and Ethics (2023 version) is posted on our website at www.blinkcharging.com. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Business Conduct and Ethics in 2023. A copy of our Code of Business Conduct and Ethics will be provided without charge to any person submitting a written request to the attention of the Chief Executive Officer at our principal executive office.

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Responsible Business Alliance Code of Conduct for Suppliers

In April 2023, we adopted the Responsible Business Alliance (“RBA”) Code of Conduct for Suppliers. Since adopting the RBA Code of Conduct, we have started to integrate its elements into our processes, including auditing strategic suppliers and conducting internal assessments to confirm that we are addressing all aspects of responsible supply chain management. All of our manufacturing suppliers are required to comply with the RBA Code of Conduct and associated Blink policies.

We expect our suppliers to maintain progressive employment, environmental, health, safety and ethical practices that meet or exceed applicable laws and the RBA Code of Conduct. We seek to promote human rights throughout our supply chain and expect our suppliers to respect human rights whenever they provide products or services for us.

Director Independence

At least annually, the Nominating, Environmental, Social and Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with our company (either directly or as a stockholder or officer of an organization that has a relationship with the company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating, Environmental, Social and Governance Committee fully and promptly informed as to any development affecting a director’s independence.

Our shares of common stock are listed for trading on The Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that each of our non-employee directors that served during 2023 (Messrs. Buffalino, Levine, Marks, van Montfrans and Richmond, and Ms. Peterson) were independent under the listing standards of Nasdaq and the requirements of the SEC. Messrs. Jones, Hillo and Reddy are not independent based on their current service as employees of our company. During 2023, Michael D. Farkas was not independent based on his service as an officer of our company. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our executive offices located at Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating, Environmental, Social and Governance Committee.

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Related Party Transaction Policy

Our policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than five percent (5%) of our outstanding shares of Common Stock.

Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

Certain persons who provided services to us, including Michael D. Farkas, our former Executive Chairman and Chief Executive Officer, and Aviv Hillo, our General Counsel and Executive Vice President of Mergers & Acquisitions, also provided services and/or served as officers or directors of Balance Labs, Inc., a consulting firm controlled by Mr. Farkas that provides business development and consulting services to startup development-stage businesses. Mr. Farkas ceased being an officer of our company in May 2023 and a director of our company in July 2023. Mr. Hillo resigned as a director of Balance Labs, Inc. in July 2023.

Hedging and Pledging Policies

Blink maintains a policy on insider trading and compliance that prohibits our directors, officers and employees from directly or indirectly purchasing or using financial instruments designed to hedge or offset any decrease in the market value of Blink securities that they own. In addition, under such policy, Blink directors, officers and employees are prohibited from pledging Blink securities as collateral.

Director and Executive Officer Indemnification Agreements

Nevada corporation law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry sufficient directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

We have entered or intend to enter into separate indemnification agreements with all of our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Governance Materials Available on the Blink Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at Blink are available on the governance section of our website, https://ir.blinkcharging.com/corporate-governance/governance-documents, including:

●	Audit Committee Charter

●	Compensation Committee Charter

●	Nominating, Environmental, Social and Governance Committee Charter

●	Government Affairs Committee Charter

●	Code of Business Conduct and Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715. Please specify which documents you would like to receive.

Non-Director Executive Officers

Our non-director executive officers are listed below. For biographical information about Messrs. Jones and Hillo, please refer to our company’s Board nominees under Proposal 1 of this Proxy Statement.

Name, Age and Principal Occupations

Michael P. Rama, 58, has served as our Chief Financial Officer since February 2020. Prior to joining us, Mr. Rama was an independent financial consultant (not associated with Blink) from July 2019 until he joined us on February 10, 2020. Mr. Rama served as the Vice President and Chief Financial Officer of NV5 Global, Inc., a Nasdaq Capital Markets-traded company that provides professional and technical engineering and consulting solutions for public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets, from September 2011 to June 2019. At NV5 Global, Mr. Rama was responsible for all accounting, finance and treasury functions and the company’s SEC reporting. From October 1997 until August 2011, Mr. Rama held various accounting and finance roles with AV Homes, Inc. (formerly known as Avatar Holdings, Inc.), including as principal financial officer, chief accounting officer and controller. Mr. Rama has more than 20 years of experience with SEC compliance, establishment and maintenance of internal controls, and capital markets and acquisition transactions. Mr. Rama earned a Bachelor of Science degree in accounting from the University of Florida and is a Certified Public Accountant.

Harjinder Bhade, 60, has served as our Chief Technology Officer since May 2021, where he is responsible for the maintenance of the Blink network and the development of our EV products. He was previously the Chief Technology Officer and Senior Vice President of Engineering at ENGIE North America Inc. (which acquired Green Charge Networks), a sustainable energy storage as a service company, from October 2014 to May 2021. Prior to that, Mr. Bhade was a founder and served as Vice President of Software Engineering at ChargePoint, a global EV charging infrastructure company, from November 2007 to September 2014, where he played a key role in that company’s product development. Mr. Bhade served on ChargePoint’s Advisory Board from September 2014 to May 2021. Mr. Bhade served as the Senior Director of Software Engineering of Carrier Ethernet Solutions at Lucent Technologies from May 2006 to April 2007, the Director of Software Engineering at Riverstone Networks (which was acquired by Lucent Technologies) from January 2003 to May 2006, and the Founder and Director of Software Engineering at Pipal Systems from November 2001 to January 2003. Mr. Bhade received a B.S. degree in computer science from California State University, Chico and an M.B.A. degree from the University of Phoenix.

Michael C. Battaglia, 53, joined our company in July 2020 as the Vice President of Sales. In January 2021, Mr. Battaglia was promoted to Senior Vice President of Sales and Business Development and, in December 2022, he was promoted to Chief Revenue Officer of our company. In September 2023, Mr. Battaglia was appointed to serve as our Chief Operating Officer. Prior to joining our company, Mr. Battaglia served in various management positions for J.D. Power & Associates from March 2006 to July 2020, assisting dealerships and automotive OEMs improve operations by utilizing data-driven insights and conducting comprehensive analyses. Mr. Battaglia is an automotive and EV charging veteran with more than 25 years of experience in the industry and has expertise in building high performing sales and operations teams. Throughout his time with our company, Mr. Battaglia has worked closely with the operations teams to streamline systems and processes related to order processing and fulfillment, customer support structures, and new product procurement, which has led to increases in our operational efficiency. Mr. Battaglia led the effort to implement Salesforce CRM, tying together field service and accounting functions globally for our company. Additionally, Mr. Battaglia has led our sales and business development efforts for over three years, resulting in record-high sales and revenue each of the last three years. Mr. Battaglia received a B.S. degree in finance from the Carroll School of Management at Boston College.

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EXECUTIVE COMPENSATION DISCUSSION

Compensation Discussion and Analysis

Our Company

Blink Charging Co., through its wholly owned subsidiaries, is a leading owner, operator, and provider of EV charging equipment and networked EV charging services. Blink offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. Blink’s principal line of products and services is its Blink Networks and Blink EV charging equipment, also known as EVSE and other EV-related services. The Blink Networks provide Property Partners with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability and fees. Blink, through its wholly owned subsidiary Envoy Mobility, also operates an EV based ride-sharing business. In addition to this core focus, Blink is actively engaged in various initiatives and programs promoting sustainability and renewable energy, including the promotion of solar energy, batteries and other technologies that support eco-friendly practices.

Our Named Executive Officers

We refer to our Chief Executive Officer, the Chief Financial Officer, and our three most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). In 2023, our NEOs and their roles during 2023 were as follows:

Named Executive Officer	Age	Role
Brendan S. Jones	60	President and Chief Executive Officer
Michael P. Rama	58	Chief Financial Officer
Aviv Hillo	59	General Counsel and Executive Vice President – M&A
Harjinder Bhade	60	Chief Technology Officer
Michael C. Battaglia	53	Chief Operating Officer
Michael D. Farkas	52	Former Executive Chairman and Chief Executive Officer

Leadership Transition

On May 1, 2023, Michael D. Farkas resigned from the position of Chief Executive Officer of our company. The resignation was treated by us as a termination for good reason under the terms of Mr. Farkas’ employment agreement. Effective May 1, 2023, Brendan S. Jones was promoted to Chief Executive Officer of our company, to serve as President and Chief Executive Officer of the company. In connection with his promotion, Mr. Jones entered into a new employment agreement, details of which are described in the section titled “Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements.”

Executive Summary

Fiscal year 2023 was a historic year for Blink marked by significant achievements and growth due to strong demand for its products and services and its ability to drive operational excellence.

Our focus on continuously improving and optimizing our products and services led to several financial and operational achievements, including the following:

1.	Gross margin increased to 29% versus 24% prior year;
2.	130% increase in revenue versus prior year;
3.	exceeded analyst revenue expectation in every quarter of 2023;
4.	continued synergy and cost reductions activities in all business units;
5.	integrated the 2022 acquisition of SemaConnect into Blink’s global network;
6.	launched Vision, EQ 200, Series 3, PQ 150 and 30kW DC Fast Charger, which are designed to serve the increasing demands of the growing EV markets across the U.S., Europe, Asia and Latin America; and
7.	expanded electric vehicle charging accessibility by incorporating the North America Charging Standard (NACS) and Combined Charging System (CCS) into entire product line.

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As our business continues to evolve and grow, so too does our pay program. Our executive compensation arrangements are aligned more closely with market and investor expectations. We also remain committed to a pay-for-performance philosophy as evident in our short- and long-term incentive programs. In 2023, for example, our short-term incentive program was tied to multiple factors driving revenue growth, sales, product margins, M&A, network integrations and customer satisfaction. Achievement against these goals led to a cash payment at 100.6% of target.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

At our 2022 Annual Meeting of Stockholders held on July 11, 2022, approximately 70% of the votes cast were in support of our say-on-pay agenda item. Following the 2022 annual meeting, the Committee undertook an engagement effort to solicit stockholders’ views on executive compensation and corporate governance in order to better understand the 2022 say-on-pay vote result. We made significant modifications to our incentive structures due to this shareholder engagement. The Compensation Committee will continue to review say-on-pay voting and consider shareholder feedback as we shape the future of the executive incentive program.

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to the achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee continued to engage Korn Ferry, an internationally recognized compensation consulting firm, as its compensation consultant in 2023. Korn Ferry reviewed and advised the Compensation Committee on our compensation practices. The Compensation Committee assessed the independence of Korn Ferry pursuant to SEC rules and concluded that the work of Korn Ferry has not raised any conflict of interest.

The Compensation Committee reviewed widely used survey data to benchmark our compensation arrangements. The Compensation Committee used broad survey data, in part, because there was a lack of direct data on publicly traded electric vehicle charging station companies as a peer group. Additionally, the Compensation Committee chose this approach as the large size of the survey reduced the dependence of the results on any one industry that could otherwise skew the survey results in any particular year.

Using this approach, Korn Ferry compared positions of similar scope and complexity with the data contained in the surveys. Korn Ferry then provided a salary range for each executive level. The Compensation Committee typically sets target compensation levels for executives in the 50th to 75th percentile range as it believes the use of this range (i) helps ensure our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees. Each executive’s target compensation level for this purpose is based on the sum of his base salary, annual cash bonus and annual equity award but excludes one-time equity/option awards.

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The Compensation Committee reviews pay practices at companies of similar size and industry. The current peer group data is used to evaluate the compensation arrangements for our named executive officers and directors. With respect to Korn Ferry’s assessment, the comparable group of companies consisted of the companies listed below as determined to: (i) focus on the same industry or adjacent industry as us, (ii) generally have similar revenues as us, (iii) generally have similar market capitalization as us, (iv) generally have similar operating income as us, and (v) generally have the same number of employees as us. The comparable list of companies included Allego N.V., Beam Global, ChargePoint Holdings, EVgo, Inc., Nuvve Holding Corp., Tritium DCFC Limited, Volta Inc. and Wallbox N.V.

It is expected that Korn Ferry’s assessment using both survey data and peer group analyses will continue to be considered in setting compensation and in renewing the terms of employment agreements with several of our executive officers.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Named Executive Officer During Fiscal Year 2023	Target Base Salary During Fiscal Year 2023
Brendan S. Jones	$775,000	(1)
Michael P. Rama	$410,000
Aviv Hillo	$410,000
Harjinder Bhade	$500,000
Michael C. Battaglia	$356,076
Michael D. Farkas	$900,000	(2)

(1)	Represents Mr. Jones’ base salary following his appointment to Chief Executive Officer. The Summary Compensation table includes the amount actually paid during the fiscal year.
(2)	Represents Mr. Farkas’ base salary at the beginning of the fiscal year and prior to his termination of employment in May 2023.

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles (or alternatively using low, medium and high categories) for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our Bonus Program (as defined below), are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved, and to be easy to understand and administer.

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Bonus Program

The Compensation Committee administers a cash-based incentive program (the “Bonus Program”) to reward executives for the achievement of short-term financial and operational goals, which are established by the Compensation Committee. Each executive officer has a target bonus opportunity set for each performance period under the Bonus Program. Our Compensation Committee took into account market data, relative levels of responsibility across our company, and other relevant factors in order to set the target awards for each of our NEOs. For fiscal year 2023, the NEOs had the following payment targets under the Bonus Program:

Named Executive Officer	Target Award as a Percentage of Base Salary	Target Award
Brendan S. Jones	60%	$465,000
Michael P. Rama	50%	$205,000
Aviv Hillo	50%	$205,000
Harjinder Bhade	60%	$300,000
Michael C. Battaglia	50%	$175,038
Michael D. Farkas	100%	$900,000

The award payable to each NEO was primarily based on actual achievement against performance goals established by the Compensation Committee. For each metric, the Compensation Committee set a target level of achievement and the initial award amount may be adjusted based on performance above or below the target level. In addition, the Compensation Committee may take into account other factors, such as individual performance when arriving at the final award amount.

The targets and outcomes of the Bonus Program are described below.

Metric	Weighting	Target	Achievement	Percent Achievement	Percentage of Bonus Payout
Product Margins	15%	Increase product margins from 30% in 2022 to 34% in 2023	34%	100%	15%
Sales	20%	31,195 units sold or contracted units/ports	38,000 units sold	121.8%	24.4%
Customer Satisfaction	10%	8.0 measured by Plug Share Meet and Exceed JD Powers Industry Average	7.5	0%	0%
Revenue	30%	$100.4 million	$138 million	137.4%	41.2%
Network and Systems Integration	10%	Finalize Network and Systems Integrations with Blink Belgium and UK	Blink Belgium and UK in process of migration	50%	5%
M&A	15%	Combination of 2 acquisitions or new market entries	Acquired Envoy and opened office in Korea	100%	15%
Total					100.6%

The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as our Compensation Committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. In general, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Program also permits our Compensation Committee to approve additional bonuses to executive officers in its sole discretion, which are described below.

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Based on review of performance against established goals as well as consideration of individual performance, the Compensation Committee determined the following payouts for our NEOs:

Named Executive Officer	Target Award	Actual Payment
Brendan S. Jones	$465,000	$467,790
Michael P. Rama	$205,000	$206,230
Aviv Hillo	$205,000	$206,230
Harjinder Bhade	$300,000	$301,800
Michael C. Battaglia	$175,038	$176,088
Michael D. Farkas	$900,000	$300,000

Upon his termination of employment in May 2023 and in accordance with his employment agreement, Mr. Farkas was awarded the target cash award which was prorated for the number of days Mr. Farkas was employed during the year.

Equity-Based Incentives

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

Annual Equity Awards

When determining annual equity awards, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock. For fiscal year 2023, the Compensation Committee determined that awards with time-based vesting conditions were the most appropriate.

In addition to the factors above, the size of each individual’s grant is determined after consideration of performance criteria established in the prior fiscal year under the Bonus Program. After the conclusion of each fiscal year, the members of the Compensation Committee review corporate performance goals established for the recently completed year. The Compensation Committee then adjusts the size of each individual’s grant in accordance with performance.

With respect to grants made to Mr. Farkas, 50% of the restricted stock vested immediately with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the grant date. With respect to grants made to Messrs. Jones, Rama, Hillo and Bhade, 50% of the restricted stock vested on the first anniversary of the grant date with the remaining 75% vesting over a three-year period with 33-1/3% vesting on each anniversary of the grant date. Pursuant to their employment agreements, 50% of the annual grants for Messrs. Rama and Hillo vest immediately with the remainder vesting in equal increments on each anniversary of the grant date. All equity awards to our employees, including named executive officers, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of Common Stock on the grant date.

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The annual grants to the NEOs in fiscal year 2023 were as follows:

Named Executive Officer	Restricted Stock Unit Grant Date Value
Brendan S. Jones	$258,875
Michael P. Rama	$212,500
Aviv Hillo	$197,790
Harjinder Bhade	$218,000
Michael C. Battaglia	N/A
Michael D. Farkas	$4,690,000	(1)

(1)	Upon Mr. Farkas’ termination of employment, 2023 grants were treated in accordance with provisions of his employment agreement.

SemaConnect Integration Award

On July 29, 2022, each NEO responsible for the acquisition and integration of SemaConnect was granted one-time performance-based restricted stock awards under our Plan.

The awards of performance-based restricted stock were intended to provide an appropriate incentive structure for our executive management team to integrate and commercialize the SemaConnect acquisition given the transformational nature of the acquisition in a way that is aligned with stockholder interests.

These performance-based restricted stock awards become vested based on a series of six performance hurdles that must be achieved before the third anniversary of the grants. The performance hurdles and related vesting are:

1.	closing of the SemaConnect acquisition with certain cost savings (20% of grant);
2.	integration of SemaConnect’s hardware and software platforms (30% of grant);
3.	integration of the SemaConnect business processes (10% of grant);
4.	integration of the SemaConnect human capital processes (10% of grant);
5.	delivery and execution of a product rationalization roadmap and new production ready units for UL certification (20% of grant); and
6.	the Common Stock’s closing price reaching on average for a period of ten consecutive trading days a price of $23.78, which is 50% over the price paid by us to SemaConnect shareholders in the acquisition (10% of grant).

The Board has discretion to determine when each performance hurdle has been achieved. As of December 31, 2023, the vesting performance hurdles were met related to points 1, 4, 5 and 6 outlined above and, as of June 3, 2024, the remaining vesting performance hurdles were met. All performance hurdles for Mr. Farkas vested upon his termination of employment in accordance with his employment agreement.

Timing of Equity Awards

We do not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. Annual option grants are made with effective dates in open trading windows following the Company’s release of its financial results. Only the Compensation Committee may approve restricted stock, restricted stock units or stock option grants to our executive officers. Restricted stock, restricted stock units and stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. All option grants are made with an exercise price at or above the closing price of our Common Stock on the date of grant.

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Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in any foreign country and balance costs and cost-sharing between our employees and us.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. The Board recently adopted an ownership guidelines policy for NEOs in order to align the interests of our NEOs with the long-term success of our company and our stockholders. Pursuant to the policy, NEOs are expected to achieve and maintain a minimum level of ownership of shares of Common Stock upon the initial appointment of the NEO for a period to be determined by the Board. The minimum level of ownership will be based on a multiple of the NEO’s base salary or a fixed number of shares, as determined by the Board.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications for our executives and us.

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee historically sought input from Brendan S. Jones, our President and Chief Executive Officer, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Michael P. Rama, our Chief Financial Officer, to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Mr. Jones, who is a director, does not participate in deliberations relating to his own compensation.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

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We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option and restricted stock unit awards generally vest 50% upon the date of grant and 50% in equal annual increments over the next three years and are only valuable if our stock price increases over time. We believe that these various elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

Our bonus program has been structured around the attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Clawback Policy

Effective December 2023, we adopted a clawback policy to align with listing rules adopted by Nasdaq as required by the SEC. The policy applies to all executive officers (as defined under the applicable rules) and requires our company to seek to recoup certain incentive-based compensation, whether cash- or equity-based, from current or former officers and in the event that we are required to prepare an accounting restatement due to the material noncompliance of our company with any financial reporting requirement under the securities laws. The Board is responsible for the oversight of this policy and has the authority to determine the necessity, exercise and implementation of the clawback of executive incentive-based compensation in the event of a restatement of our financial statements. In the event that recovery is required, the Board will review and recover reasonably promptly the applicable portion of incentive-based compensation awarded to or earned by our officers during the three-year period prior to any restatement of our financial results. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements.

Director and Officer Derivative Trading Policy

Under our insider trading policy, our executive officers, directors and employees may not engage in derivative trading involving our company’s securities.

Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our principal executive officers who served as such during part of 2023 (Michael D. Farkas and Brendan S. Jones), our principal financial officer who served as such during all of 2023 (Michael P. Rama) and our three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at the end of 2023 (Aviv Hillo, Harjinder Bhade and Michael C. Battaglia).

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		Award Compensation
Name and Principal Position	Year	Salary ($)	Bonus(8) ($)	Stock Awards(7) ($)	Option Awards(7) ($)		Non-Equity Incentive Plan Compensation(8) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael D. Farkas(1)	2023	$308,000	$-	$4,690,000		$-	$-	$-	$6,139,081	$11,137,081
Former Executive Chairman and	2022	$874,006	$-	$12,473,546		$-	$1,700,000	$-	$830,260	$15,877,812
Chief Executive Officer	2021	$1,003,810	$1,281,000	$768,172		$14,431,369	$2,000,000	$-	$519,400	$20,003,751

Brendan S. Jones(2)	2023	$681,759	$75,000	$258,875		$-	$467,790	$-	$29,917	$1,513,341
President and Chief	2022	$493,011	$-	$1,184,859		$-	$310,650	$-	$64,242	$2,052,762
Executive Officer	2021	$380,750	$1,000	$24,548		$3,629,530	$187,500	$-	$225,368	$4,448,696

Michael P. Rama(3)	2023	$423,056	$-	$212,500		$-	$206,230	$-	$354,051	$1,195,837
Chief Financial	2022	$408,003	$-	$701,807		$-	$212,550	$-	$282,646	$1,605,006
Officer	2021	$327,750	$1,000	$33,493		$100,480	$101,562	$-	$636,962	$1,201,247

Aviv Hillo(4)	2023	$423,000	$-	$197,790	$		$206,230	$-	$18,972	$845,992
General	2022	$377,167	$-	$701,807		$-	$197,790	$-	$52,206	$1,328,970
Counsel and Executive Vice President - M&A	2021	$327,750	$1,000	$37,500		$112,500	$101,562	$-	$45,189	$625,501

Harjinder Bhade(5)	2023	$477,212	$-	$218,000		$-	$5,301,800	$-	$29,917	$6,026,929
Chief Technology Officer	2022	$403,602	$-	$665,116		$-	$218,000	$-	$68,304	$1,355,022
	2021	$251,800	$1,000	$-		$-	$166,438	$-	$17,649	$436,887

Michael C. Battaglia (6)	2023	$327,515	$-	$-		$-	$176,088	$-	$29,917	$533,520
Chief Operating Officer

(1)	Michael D. Farkas served as our Executive Chairman and Chief Executive Officer until May 1, 2023 and was appointed to these positions in January 2015 and October 2018 (and previously from 2010 to July 2015), respectively. On June 21, 2023, our company and Mr. Farkas entered into a separation and general release agreement, dated as of June 20, 2023 (the “Separation Agreement”) pursuant to Mr. Farkas’ May 1, 2023 termination of employment and the terms of Mr. Farkas’ employment agreement, effective as of January 1, 2021. The Separation Agreement became effective on June 28, 2023, following a statutory revocation period. Under the terms of the Separation Agreement, the company agreed to provide Mr. Farkas with (i) $6,131,929 in cash compensation including accrued vacation, (ii) 383,738 shares of the company’s common stock with grant date fair value of $2,690,000 included under Stock Awards and (iii) reimbursement for medical benefits under COBRA for 24 months or until Mr. Farkas becomes eligible for coverage under another employer’s group plan. Included in All Other Compensation is $6,131,929 related to the cash paid in accordance with the Separation Agreement. On May 28, 2021, Mr. Farkas entered into the employment agreement which included increases in cash and equity compensation, as well as one-time awards and payments in satisfaction of his 2020 bonuses of $1,280,000 (included in Bonus), restricted stock grant of 19,504 shares of common stock (included in Stock Awards), grant of 23,862 in stock options (included in Option Awards), and a salary catch-up since the expiration of his prior agreement in June 2020 of $294,575 (included in Salary). Mr. Farkas also received a special four-year performance option to purchase 475,285 shares of common stock at an exercise price of $37.40 per share, which will vest if the company’s stock price on the Nasdaq exchange reaches and remains on average for a period of 20 consecutive market days at a closing price of $90 per share during the four-year term of the option. The performance option had a grant date fair value of $13,531,369, which was estimated using a third-party provider who utilized a Monte Carlo simulation model (included in Option Awards). Included in All Other Compensation for Mr. Farkas are (i) company-paid health insurance benefits of $7,152, $19,256 and $21,006 in 2023, 2022 and 2021, respectively, (ii) company-paid car lease and insurance expenses of $0, $0 and $40,947 in 2023, 2022 and 2021, respectively, and (iii) a tax gross-up of $0, $811,005 and $498,394 relating to the vesting of stock awards in 2023, 2022 and 2021, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

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(2)	Mr. Jones has served as our President since February 2021 and our Chief Executive Officer since May 2023. In connection with Mr. Jones’ appointment as President in February 2021, our Compensation Committee granted to Mr. Jones stock options to purchase 100,000 shares of our common stock at an exercise price of $38.39 per share, the closing price of our common stock on February 25, 2021. The stock options, which were granted under the terms of our 2018 Incentive Compensation Plan (the “2018 Plan”), are exercisable in three equal annual increments on the first, second and third anniversaries of the grant date. These stock options had a grant date fair value of $3,555,886 (included in Option Awards). Included in Bonus for Mr. Jones is a cash signing bonus of $75,000 in 2023 in accordance with his employment agreement. Included in All Other Compensation for Mr. Jones are (i) company-paid health insurance benefits of $29,917, $33,827 and $35,297 in 2023, 2022 and 2021, respectively, and (ii) a tax gross-up of $0, $30,416 and $190,071 relating to the vesting of stock awards in 2023, 2022 and 2021, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(3)	Mr. Rama has served as our Chief Financial Officer since February 2020. Included in All Other Compensation for Mr. Rama are (i) company-paid health insurance benefits of $29,917, $32,356 and $35,298 in 2023, 2022 and 2021, respectively and (ii) a tax gross-up of $324,133, $250,290 and $601,664 relating to the vesting of stock awards in 2023, 2022 and 2021, respectively. The 2023 and 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(4)	Mr. Hillo has served as our General Counsel since April 2018 and our Executive Vice President of Mergers & Acquisitions since May 2022. Included in All Other Compensation for Mr. Hillo are (i) company-paid health insurance benefits of $18,972, $19,256 and $21,006 in 2023, 2022 and 2021, respectively, and (ii) a tax gross-up of $0, $32,950 and $24,183 relating to the vesting of stock awards in 2023, 2022 and 2021, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(5)	Mr. Bhade has served as our Chief Technology Officer since May 2021. Included in All Other Compensation for Mr. Bhade is (i) company-paid health insurance benefits of $29,917, $32,356 and $17,649 in 2023, 2022 and 2021, respectively and (ii) a tax gross-up of $0, $35,948 and $0 relating to the vesting of stock awards in 2023, 2022 and 2021, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit. Included in Non-Equity Incentive Plan Compensation is $5,000,000 related to long-term cash incentive related to the successful completion of certain milestones and $301,800 related to the annual cash incentive program.

(6)	Mr. Battaglia has served as our Chief Operating Officer since September 2023. Included in All Other Compensation for Mr. Battaglia is company-paid health insurance benefits of $29,917 in 2023.

(7)	Represents stock and option awards granted in 2023, 2022 and 2021 pursuant to our 2018 Plan. The aggregate grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. The assumptions used in calculating these amounts are discussed in Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report.

(8)	Amounts for 2021 have been revised to reflect when compensation was earned regardless of when paid.

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Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2023, to each of the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	Awards ($)
Michael D. Farkas(1)		$-	$		$-	-	-	-	-	-	$-	$-
3/15/2023		$-		$-	$-	-	-	-	258,065	-	$-	$2,000,000
6/21/2023		$-		$-	$-	-		-	383,738	-	$-	$2,690,000

Brendan S. Jones		$-		$465,000	$-	-	-	-	-	-	$-	$-
3/15/2023		$-		$-	$-	-	-	-	33,403	-	$-	$258,875

Michael P. Rama		$-		$205,000	$-	-	-	-	-	-	$-	$-
3/15/2023		$-		$-	$-	-	-	-	27,426	-	$-	$212,550

Aviv Hillo		$-		$205,000	$-	-	-	-	-	-	$-	$-
3/15/2023		$-		$-	$-	-	-	-	25,521	-	$-	$197,790

Harjinder Bhade		$-		$300,000	$-	-	-	-	-	-	$-	$-
3/15/2023		$-		$-	$-	-	-	-	28,129	-	$-	$218,000

Michael C. Battaglia		$-		$178,038	$-	-	-	-	-	-	$-	$-

(1)	On June 21, 2023, our company and Mr. Farkas entered into a separation and general release agreement, dated as of June 20, 2023 (the “Separation Agreement”), pursuant to Mr. Farkas’ May 1, 2023 termination of employment and the terms of Mr. Farkas’ employment agreement, effective as of January 1, 2021. The Separation Agreement became effective on June 28, 2023, following a statutory revocation period. Under the terms of the Separation Agreement, the company agreed to provide Mr. Farkas with 383,738 shares of the company’s common stock.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2023 to the NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Michael D. Farkas	04/16/2019	-	-	100	$3.30	04/16/24	-	$-	-	$-
Michael D. Farkas	05/14/2019	-	-	4,200	$3.06	05/14/24	-	$-	-	$-
Michael D. Farkas	12/04/2020	-	-	100	$25.59	12/04/25	-	$-	-	$-
Michael D. Farkas	12/07/2020	-	-	100	$26.41	12/07/25	-	$-	-	$-
Michael D. Farkas	12/11/2020	-	-	100	$31.13	12/11/25	-	$-	-	$-
Michael D. Farkas	05/28/2021	-	-	475,285	$37.40	05/28/25	-	$-	-	$-
Michael D. Farkas	02/10/2021	-	-	100	$59.22	02/10/26	-	$-	-	$-
Michael D. Farkas	02/12/2021	-	-	100	$56.27	02/12/26	-	$-	-	$-
Michael D. Farkas	02/23/2021	-	-	400	$42.67	02/23/26	-	$-	-	$-
Michael D. Farkas	03/29/2021	-	-	100	$38.45	03/29/26	-	$-	-	$-
Michael D. Farkas	03/31/2021	-	-	100	$45.21	03/31/26	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/27	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/28	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/29	-	$-	-	$-
Brendan S. Jones	02/25/2021	-	-	33,333	$38.39	02/25/27	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/27	-	$-	-	$-
Brendan S. Jones	02/25/2021	-	-	33,333	$38.39	02/25/28	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/28	-	$-	-	$-
Brendan S. Jones	02/25/2021	-	-	33,334	$38.39	02/25/29	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/29	-	$-	-	$-
Brendan S. Jones(2)	03/21/2022	-	-	-	$-	-	-	$-	3,816	$12,936
Brendan S. Jones(3)	07/29/2022	-	-	-	$-	-	-	$-	18,895	$64,054
Brendan S. Jones(4)	03/15/2023	-	-	-	$-	-	-	$-	16,702	$56,620
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/26	-	$-	-	$-
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/27	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	885	$40.82	04/11/27	-	$-	-	$-
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/28	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	885	$40.82	04/11/28	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	884	$40.82	04/11/29	-	$-	-	$-
Michael P. Rama(2)	03/21/2022	-	-	-	$-	-	-	$-	4,134	$14,014
Michael P. Rama(3)	07/29/2022	-	-	-	$-	-	-	$-	9,447	$32,025
Michael P. Rama(4)	03/15/2023	-	-	-	$-	-	-	$-	13,713	$46,487
Aviv Hillo	03/31/2019	-	-	3,879	$3.13	03/31/27	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	990	$40.82	04/11/27	-	$-	-	$-
Aviv Hillo	04/20/2020	-	-	16,517	$1.83	04/20/27	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	991	$40.82	04/11/28	-	$-	-	$-
Aviv Hillo	04/20/2020	-	-	16,286	$1.83	04/20/28	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	991	$40.82	04/11/29	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/28	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/29	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/30	-	$-	-	$-
Aviv Hillo(2)	03/21/2022	-	-	-	$-	-	-	$-	4,134	$14,014
Aviv Hillo(3)	07/29/2022	-	-	-	$-	-	-	$-	9,447	$32,025
Aviv Hillo(4)	03/15/2023	-	-	-	$-	-	-	$-	12,761	$43,260
Harjinder Bhade(2)	03/21/2022	-	-	-	$-	-	-	$-	3,387	$11,489
Harjinder Bhade(3)	07/29/2022	-	-	-	$-	-	-	$-	9,447	$32,025
Harjinder Bhade(4)	03/15/2023	-	-	-	$-	-	-	$-	21,097	$71,519
Michael C. Battaglia(5)	05/6/2021	-	-	54,000	$32.27	-	-	$-	-	$-
Michael C. Battaglia(6)	04/12/2021	-	-	-	$-	-	-	$-	360	$1,220
Michael C. Battaglia(7)	04/12/2021	-	-	-	$-	-	-	$-	2,240	$7,594

(1)	Calculated by multiplying the number of shares of common stock by $3.39, which is the quoted market price per share of our common stock as of December 31, 2023.

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(2)	These shares vest in two annual increments on March 21, 2024 and 2025, subject to immediate vesting upon an event constituting a change of control of the company.
(3)	These shares vest in various increments based on the achievement of certain performance conditions related to the integration of the SemaConnect acquisition during 2022.
(4)	These shares vest in three annual increments on March 15, 2024, 2025 and 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(5)	On May 6, 2021, Mr. Battaglia received options to purchase 54,000 shares of common stock. Options to purchase 36,000 shares of common stock have vested and are currently exercisable. Options to purchase the remaining 18,000 shares of common stock vest and become exercisable on May 6, 2024.
(6)	These shares vested in full on April 12, 2024.
(7)	These shares vest in two equal installments on April 1, 2024 and April 1, 2025.

Option Exercises and Stock Vested During 2023

The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs during the year ended December 31, 2023:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Michael D. Farkas	112,031	$225,760	671,438	$5,135,721
Brendan S. Jones	-	$-	32,780	$275,655
Michael P. Rama	-	$-	39,532	$512,153
Aviv Hillo	-	$-	21,913	$180,639
Harjinder Bhade	-	$-	165,811	$475.348
Michael C. Battaglia	-	$-	1,470	$12,502

Pension Benefits

We have not adopted a pension plan and do not provide pension benefits to NEOs.

Non-Qualified Deferred Compensation

We have not adopted a non-qualified deferred compensation plan and do not provide non-qualified deferred compensation to NEOs.

Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements

Michael D. Farkas Separation Agreement

On June 21, 2023, our company and our former Chief Executive Officer Michael D. Farkas entered into a separation and general release agreement, dated as of June 20, 2023, pursuant to Mr. Farkas’ May 1, 2023 termination of employment and the terms of Mr. Farkas’ employment agreement, effective as of January 1, 2021. The separation agreement became effective on June 28, 2023. Under the terms of the separation agreement, we provided Mr. Farkas with (i) $6,028,083 in cash compensation, (ii) 383,738 shares of our common stock, and (iii) reimbursement for medical benefits under COBRA for 24 months or until Mr. Farkas becomes eligible for coverage under another employer’s group plan. In addition, Mr. Farkas’ outstanding issued and unvested equity awards vested. In return, Mr. Farkas agreed that he has received all compensation to which he is entitled with respect to his employment or termination thereof (except for any obligations under the parties’ Commission Agreement, dated as of November 17, 2009) and Mr. Farkas is releasing us from all claims that he might have related to his employment. Further, Mr. Farkas acknowledged that the terms of his non-competition and non-solicitation covenants under his employment agreement remain in effect, except that Mr. Farkas will be permitted to continue to work with certain individuals with whom he has a current relationship outside of the company.

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Brendan S. Jones Employment Agreement

In connection with Mr. Jones’ appointment as the Chief Executive Officer, we entered into a new employment agreement with Mr. Jones superseding his prior employment agreement which was dated December 27, 2021. The term of the employment agreement started on May 1, 2023 and extends until April 30, 2026, and will automatically renew for successive one year periods unless intent to terminate the agreement is timely provided in writing by either party to the other. Pursuant to the employment agreement, Mr. Jones has agreed to devote his full business efforts, attention, energy and skill to the performance of his employment to furthering the interest of our company. The employment agreement provides that Mr. Jones is entitled to receive an annual base salary of $775,000, payable in accordance with our payroll policies and procedures. Mr. Jones will be eligible for an annual performance cash bonus targeted at 60% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Jones. Mr. Jones will also be eligible to receive aggregate annual equity awards under our incentive compensation plan with a target aggregate award of 60% of his annual base salary. Mr. Jones will receive a one-time signing bonus of $150,000, with 50% in cash paid upon assuming the position of Chief Executive Officer and 50% upon the one-year anniversary of assuming such position.

If Mr. Jones’s employment is terminated by us other than for Cause (which includes, among other reasons, willful material misconduct and willful failure to materially perform his responsibilities to the company), he is entitled to receive severance equal to 1.5 times the sum of his base salary and his target bonus, as well as a pro rata target bonus for the year of his termination based upon the number of months actually worked in that year, and reimbursement for COBRA for 18 months.

If our company undergoes a “Change in Control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), the multiple in Mr. Jones’s severance above shall be three times, if (i) he loses his position as Chief Executive Officer (excluding elevation to a more senior position), (ii) his position, authority, duties, authority or base salary is materially reduced, or (iii) he is terminated without Cause or the employment agreement is not renewed during the merger/acquisition process or within 18 months after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Jones will immediately vest upon a Change in Control.

The employment agreement also contains restrictive covenants prohibiting Mr. Jones from disclosing confidential information regarding our company at any time and preventing Mr. Jones from soliciting any customer of our company on behalf of another company, taking any action that leads to a customer terminating or reducing its business with our company, or employing, soliciting or hiring employees of our company for a period of 12 months after his employment with our company.

Michael P. Rama Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Michael P. Rama, our Chief Financial Officer, renewing his prior employment offer letter, dated as of February 7, 2020. The term of his new employment agreement started on January 1, 2022 and extends until March 31, 2025. Pursuant to the employment agreement, Mr. Rama agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Rama will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Rama will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Rama. Mr. Rama will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. Mr. Rama is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Rama’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Rama will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our Chief Financial Officer (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of such transaction. Additionally, all restricted common stock and stock options held by Mr. Rama will immediately vest upon a change in control.

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Aviv Hillo Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Aviv Hillo, our General Counsel, renewing his prior employment offer letter, dated as of June 18, 2018, which had been renewed on September 25, 2020. The term of his new employment agreement started on June 1, 2022, and extends until May 31, 2025. Pursuant to the employment agreement, Mr. Hillo agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Hillo will receive an initial annual base salary of $390,000, payable on our regularly scheduled payday. Mr. Hillo will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Hillo. Mr. Hillo will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. As a signing bonus, Mr. Hillo received stock options to purchase 37,324 shares of common stock at $15.70 per share, which will vest in equal one-third increments on each anniversary of the grant date. Mr. Hillo is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Hillo’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Hillo will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our General Counsel (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Hillo will immediately vest upon a change in control.

Harjinder Bhade Employment Agreement

On October 30, 2023, we entered into a new employment offer letter with Harjinder Bhade, who has been our Chief Technology Officer since April 2021. The new offer letter, which extends Mr. Bhade’s employment through October 2025 (and is automatically renewable for an additional one-year term unless either party provides timely notice of non-renewal), provides that Mr. Bhade will receive an annual base salary of $500,000. Mr. Bhade will be eligible for an annual performance cash bonus equal to 60% of his annual base salary based on meeting or exceeding key performance indicators established by the Compensation Committee of our Board and Mr. Bhade for the relevant 12-month period. Mr. Bhade will also be eligible to receive aggregate annual equity awards under our 2018 Incentive Compensation Plan equal to 60% of his annual base salary. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units will vest on the first anniversary of the grant date, and 50% of the restricted stock units will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with us on the applicable vesting date and satisfying the key performance indicators and other performance criteria. We also granted Mr. Bhade, upon the execution of the new offer letter, a signing bonus of 150,000 restricted stock units, vesting immediately. The above bonus and equity grants are subject to our “clawback” policies.

The other terms of Mr. Bhade’s new offer employment letter closely followed the terms of his original employment letter, dated April 20, 2021.

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If Mr. Bhade’s employment is terminated by us other than for Cause (which includes willful material misconduct, willful failure to materially perform his job duties to our company and material violation of our company’s code of conduct and policies), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary and accelerated vesting of his annual equity award for up to 12 months. If there is a buy-out or a “change of control,” Mr. Bhade will also be entitled to obtain his base salary for a period of 12 months as a severance payment and, if Mr. Bhade is terminated without Cause, the balance of the additional $5.5 million in awards, any unvested equity awards and his annual performance bonus will immediately vest and be paid upon execution of a release and waiver agreement with the company.

As part of his original employment letter dated April 20, 2021, Mr. Bhade entered into our standard Employee Confidentiality and Assignment of Inventions Agreement prohibiting Mr. Bhade from disclosure of confidential and/or proprietary information relating to the operations, products and services of our company and our clients and acknowledging that all intellectual property developed by Mr. Bhade relating to our business constitutes our exclusive property. Mr. Bhade further agreed that during his employment with our company he will not engage in, or have any direct or indirect interest in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that is competitive with the business of our company, including, without limitation, planning, developing, installing, marketing, selling, leasing and providing services relating to electric vehicle charging stations.

Michael C. Battaglia Employment Agreement

On September 18, 2023, we entered into an employment offer letter with Michael Battaglia to serve as our Chief Operating Officer. The offer letter provides an employment term for Mr. Battaglia through September 15, 2025 (which is automatically renewable for an additional one-year term unless either party provides timely notice of non-renewal) and an annual base salary of $350,075. Mr. Battaglia will be eligible for an annual performance cash bonus equal to 50% of his annual base salary based on meeting or exceeding key performance indicators established by the Compensation Committee of our Board, Mr. Battaglia and his supervisors for the relevant 12-month period. Mr. Battaglia will also be eligible to receive aggregate annual equity awards under our 2018 Incentive Compensation Plan equal to 50% of his annual base salary. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units will vest on the first anniversary of the grant date, and 50% of the restricted stock units will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with us on the applicable vesting date and satisfying the key performance indicators and other performance criteria. The above bonus and equity grants are subject to our “clawback” policies.

If Mr. Battaglia’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary. If there is a buy-out or a “change of control,” Mr. Battaglia will also be entitled to obtain his base salary for a period of 12 months as a severance payment.

Mr. Battaglia also entered into our standard Employee Confidentiality and Assignment of Inventions Agreement prohibiting him from disclosure of confidential and/or proprietary information relating to the operations, products and services of our company and our clients. Mr. Battaglia further agreed that during his employment with our company and for 12 months thereafter he will not engage in or support any business or activity that competes with our business within 60 miles from any company location or his primary work location, unless his employment ends without Cause or he obtains a non-competing position elsewhere, and he will refrain from soliciting our company’s customers during this period.

Retirement and Savings Plan – 401(k)

We maintain a tax qualified retirement plan (the “401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may participate in the 401(k) Plan on the entry date coincident with or following the date they meet the 401(k) Plan’s age and service eligibility requirements. The entry date is either January 1 or July 1. In order to meet the age and service eligibility requirements, otherwise eligible employees must be 21 or older and complete three consecutive months of employment. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interest in their deferrals are 100% vested when contributed. Currently, the 401(k) Plan does not provide for any matching contributions on employee deferrals.

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Incentive Compensation Plans

In July 2018, our Board adopted the 2018 Plan. The holders of a majority of our shares of common stock approved the 2018 Plan at our stockholders meeting held on September 7, 2018. The 2018 Plan enables us to grant stock options, restricted stock, dividend equivalents, stock payments, deferred stock, restricted stock units, stock appreciation rights, performance share awards, and other incentive awards to employees, directors, consultants and advisors, and to improve our ability to attract, retain and motivate individuals upon whom our sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in us. Stock options granted under the 2018 Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Code, except that stock options granted to outside directors and any consultants or advisers providing services to us or an affiliate shall in all cases be non-qualified stock options. The option price must be at least 100% of the fair market value on the date of grant and if, issued to a 10% or greater stockholder, must be at least 110% of the fair market value on the date of the grant.

The 2018 Plan is administered by the Compensation Committee of the Board, which has discretion over the awards and grants thereunder. At our stockholders meeting held on July 24, 2023, stockholders approved an amendment to the 2018 Plan to increase the aggregate maximum number of shares of common stock for which stock options or awards may be granted pursuant to the 2018 Plan from 5,000,000 to 7,000,000. No awards may be issued on or after September 7, 2028.

As of December 31, 2023, stock options to purchase an aggregate of 936,245 shares of common stock and 3,619,555 restricted shares of our common stock were outstanding and issued to employees and members of the Board under the 2018 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of our company or any subsidiary of our company during the fiscal year ended December 31, 2023. No member of the Compensation Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2023. None of our executive officers was a director or a member of the compensation committee of another entity during the fiscal year ended December 31, 2023. There were no transactions between any member of the Compensation Committee and our company during the year ended December 31, 2023 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, our company is providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of Messrs. Farkas and Jones, who both served as the Chief Executive Officer during 2023. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As of December 31, 2023, we had 706 employees, including 684 full-time employees.

We determined the total annual compensation for our employees for the year ended December 31, 2023 using data from our payroll records for the month of December 2023, which we then extrapolated for the full year of 2023. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation Table. Total annual compensation for our current CEO was annualized based on the employment agreement entered into in May 2023. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the Chief Executive Officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the Chief Executive Officer. The total annual compensation of the median employee for the year ended December 31, 2023 was $54,195. For the year ended December 31, 2023, the ratio of our Chief Executive Officer’s total annual compensation to that of our median employee was approximately 33:1.

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The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table describes the executive compensation for our Chief Executive Officer, who is our principal executive officer, the former Chief Executive Officer and the other NEOs, and our company’s performance for the four most recently completed fiscal years.

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO – Michael D. Farkas[1]	Summary Compensation Table Total for PEO – Brendan S. Jones[2]		Compensation Actually Paid to PEO – Michael D. Farkas[3]	Compensation Actually Paid to PEO – Brendan S. Jones[3]		Average Summary Compensation Table Total for Non-PEO NEOs[4]	Average Compen- sation Actually Paid to Non-PEO NEOs[5]	Total Share- holder Return[6]	Peer Group Total Share- holder Return[7]	Net Loss (in thous-ands)[8]	Revenue (in thou-sands)[9]
2023	$11,137,081		$1,513,341	$8,317,523		$1,022,033	$2,150,570	$1,998,564	$182.26	$148.09	$(203,693)	$140,598
2022	$15,877,812	$		$4,187,889	$		$1,585,440	$614,106	$589.78	$119.57	$(91,560)	$61,139
2021	$18,003,751	$		$9,729,230	$		$1,595,865.25	$563,947	$1,425.27	$155.03	$(55,119)	$20,940
2020	$943,757	$		$5,402,379	$		$622,999	$4,749,775	$2,298.39	$135.68	$(17,846)	$6,231

(1)	During fiscal year 2020, 2021, 2022 and part of fiscal year 2023, Mr. Farkas served as our Principal Executive Officer (“PEO”). The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(2)	During part of fiscal year 2023, Mr. Jones served as our PEO. The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

The dollar amounts reported in this column represent the amount of “compensation actually paid” to Messrs. Farkas and Jones as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Farkas and Jones during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Farkas’ and Jones’ total compensation for each year to determine the compensation actually paid:

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	Mr. Farkas	Mr. Jones
Summary Compensation Table Total	$11,137,081	$1,513,341
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,690,000)	$(258,875)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0	$56,620
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	$(346,651)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$4,594,523	$129,441
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(1,343,538)	$(71,842)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(1,380,543)	$0
Compensation Actually Paid	$8,317,523	$1,022,033

(4)	The dollar amounts reported represent the average of the amounts reported for the company’s NEOs as a group (excluding Mr. Farkas and Mr. Jones for 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Farkas and Mr. Jones for 2023) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, M. Rama, A. Hillo, H. Bhade, and M. Battaglia; (ii) for 2022 and 2021, B. Jones, M. Rama, A. Hillo, and H. Bhade; and (iii) for 2021, B. Jones and M. Rama.

(5)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 4 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for these NEOs as a group for each year to determine the compensation actually paid.
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Average Non-PEO NEOs	2023
Summary Compensation Table Total	$2,150,570
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(157,073)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$40,316
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(153,842)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$154,168
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(35,575)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid to Non-PEO NEOs	$1,998,564

(6)	Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is December 31, 2020.

(7)	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ respective stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published index: MSCI ACWI: Electrical Equipment. The 2022 proxy statement misidentified the MSCI ACWI: Electrical Equipment as the S&P 500 index.

(8)	The dollar amounts reported represent the amount of net income reflected in our company’s audited financial statements for the applicable year.

(9)	This column is the “Designated as the Company-Selected Measure,” which in the registrant’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the registrant to link compensation actually paid to the registrant’s NEOs, for the most recently completed fiscal year, to company performance.

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Relationships Between Certain Data in the Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between (i) our company’s cumulative total shareholder return over the four most recently completed fiscal years and the MSCI ACWI: Electrical Equipment index’s cumulative total shareholder return over the same period, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs and our net income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs and our revenue during the four most recently completed fiscal years.

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Tabular List of Most Important Financial Performance Measures

We selected the following measures as most important to link compensation actually paid to our NEOs for fiscal year 2023 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Revenue
Sales
Capital Raise

Director Compensation Discussion

Compensation of Directors

The following table provides information for 2023 regarding all compensation awarded to, earned by or paid to each person who served as a director for all or some portion of 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Louis R. Buffalino(2)	$56,522	$-	$-	$-	-	$-	$56,522

Jack Levine	$113,324	$150,000	$-	$-	-	$-	$263,324

Kenneth R. Marks(2)	$55,109	$-	$-	$-	-	$-	$55,109

Ritsaart J.M. van Montfrans	$126,703	$180,000	$-	$-	-	$-	$306,703

Mahidhar (Mahi) Reddy(3)	$-	$-	$-	$-	-	$466,646	$466,646

Kristina A. Peterson	$64,354	$150,000	$-	$-	-	$-	$214,354

Cedric L. Richmond	$92,500	$150,000	$-	$-	$-	$-	$242,500

Total	$508,512	$630,000	$-	$-	$-	$466,646	$1,605,158

(1)	Mr. van Montfrans was awarded 28,892 shares of restricted stock and Messrs. Levine and Richmond and Ms. Peterson were each awarded 24,077 shares of restricted stock that equaled the value of $180,000 and $150,000, respectively, in shares priced at $6.23 on July 24, 2023. These awards were granted on July 24, 2023, pursuant to the 2018 Incentive Compensation Plan with respect to service as a director during the 2024 fiscal year. The shares vest on the earlier of (a) July 24, 2024, or (b) the date preceding the next annual meeting of the stockholders of our company.

(2)	Messrs. Buffalino and Marks did not stand for reelection to the Board at the July 24, 2023 annual meeting of stockholders.

(3)	The compensation reported for Mr. Reddy in this table is for compensation he received as an employee. Employee members of the Board are not paid separate compensation for serving on the Board. Mr. Reddy is not standing for reelection at this Annual Meeting.

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Agreements Regarding Board Service

In June 2022, the Board approved a Board compensation plan (the “2022 Board Plan”), superseding the prior compensation structure adopted by the Board in December 2017. The 2022 Board Plan only applies to the non-employee members of the Board. The employee members of the Board are not paid separate compensation for serving on the Board. The 2022 Board Plan superseded all prior compensation arrangements with the Board members.

Pursuant to the 2022 Board Plan, each non-employee member of the Board receives an annual cash retainer of $80,000. The chairman or lead independent director of the Board (currently, Mr. van Montfrans) receives a supplemental annual cash retainer in the amount of $30,000. Each non-employee member of the Board that serves in a chairperson role or as a member of a committee receives a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee - $15,000; Member of the Audit Committee - $7,500; (ii) Chair of the Compensation Committee - $15,000; Member of the Compensation Committee - $5,000; (iii) Chair of the Nominating and ESG Committee - $10,000; Member of the Nominating and ESG Committee - $5,000; and (iv) Chair of the Government Affairs Committee - $10,000; Member of the Government Affairs Committee - $5,000. The annual and supplemental cash retainers are payable quarterly during the last month of each quarter. We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and company meetings or events. Commencing in August 2023, we also provide our Chairman of the Board a monthly electric vehicle car allowance of $1,100.

In addition, each non-employee director will receive an annual award for the number of shares of our Common Stock that have a market value of $150,000 based on the closing price of the Common Stock on the last business day preceding the grant date. The lead independent director will receive an additional annual award for the number of shares of our Common Stock that have a market value of $30,000. Equity-based compensation will be granted on or about March 31 of each year, based on the fair market value of our Common Stock on the grant date. We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. No equity awards will include any form of “gross-up payment” to cover taxes. Additionally, there is a limit on the number of shares of Common Stock granted to each non-employee director such that the fair market value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year will not exceed $200,000.

In connection with the 2022 Board Plan, the Board implemented the following procedures for future issuances of stock awards: (i) stock awards are formally approved through a Board or committee resolution; (ii) the terms of each stock award in an award agreement are executed contemporaneously with the grant; (iii) stock awards to non-employee directors are counted towards the $200,000 maximum stated above and measured by the fair market value of those awards as of the grant date set forth in the award agreement; and (iv) an individual has been appointed to ensure the shares of stock are promptly issued pursuant to the award agreement.

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Ownership of Equity Securities of the Company

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of May 20, 2024, the record date, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each NEO and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants or convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after May 20, 2024. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after May 20, 2024 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding(2)
Directors and Named Executive Officers:
Brendan S. Jones	353,852	(3)	*

Michael P. Rama	328,328	(4)	*

Aviv Hillo	248,495	(5)	*

Harjinder Bhade	308,544		*

Michael C. Battaglia	138,115	(6)	*

Mahidhar (Mahi) Reddy	1,063,107	(7)	1.0%

Jack Levine	155,718		*

Kristina A. Peterson	28,587		*

Ritsaart J.M. van Montfrans	60,080		*

Cedric L. Richmond	29,943		*

Michael D. Farkas	3,820,658	(8)	3.8%

5% Stockholders:
State Street Corporation	5,519,191	(9)	5.5%

All directors and executive officers as a group (11 persons)	6,535,427	(10)	6.5%

* Less than 1% of the outstanding shares.

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(1)	Each person maintains a mailing address at c/o Blink Charging Co., 5081 Howerton Way, Suite A, Bowie, Maryland 20715, except as noted below.

(2)	Applicable percentage ownership is based on 101,059,734 shares of common stock outstanding as of May 20, 2024.

(3)	Includes 101,945 shares of common stock issuable upon the exercise of stock options.

(4)	Includes 152,654 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 52,095 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 54,000 shares of common stock issuable upon the exercise of stock options.

(7)	Includes (i) 178,104 shares of common stock owned directly, (ii) 440,001 shares of common stock held by the Mahi Reddy 2021 Family Trust, of which Mr. Reddy is a trustee and has voting and investment power with respect to such shares, (iii) 440,002 shares of common stock held by the Seetha J. Anagol 2021 Family Trust, of which Mr. Reddy is a trustee and has voting and investment power with respect to such shares and (iv) 5,000 shares of stock issuable upon exercise of options.

(8)	Represents, as of April 26, 2024, (i) 2,146,616 shares of common stock held by Farkas Group Inc., of which Mr. Farkas is the President and has voting and investment power with respect to such shares, (ii) 1,204,839 shares of common stock owned directly, (iii) 81,441 shares of common stock held by NextNRG Holding Corp. (formerly Balance Group LLC), of which Mr. Farkas is the managing member and has voting and investment power with respect to such shares, (iv) 7,200 shares of common stock held by the Michael D. Farkas Charitable Foundation, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (v) 80 shares of common stock held by Farkas Family Irrevocable Trust, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (vi) 15,000 shares of common stock held by Mr. Farkas’ minor children, and (vii) 365,482 shares of common stock issuable upon the exercise of warrants. Mr. Farkas maintains an address at 407 Lincoln Road, Suite 9F, Miami Beach, FL 33139.

(9)	Consists of 5,519,191 shares of common stock beneficially owned by State Street Corporation, or State Street, over which State Street has shared voting power over 5,455,094 shares and shared dispositive power over 5,519,191 shares. Of the 5,519,191 shares of common stock beneficially owned by State Street, SSGA Funds Management, Inc., a subsidiary of State Street, has shared voting power with respect to 4,429,759 shares and shared dispositive power over 4,438,259 shares. The principal business address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston MA 02114. The foregoing information is based solely upon a Schedule 13G filed by State Street Corporation on January 25, 2024.

(10)	Includes currently exercisable stock options and warrants to purchase an aggregate of 731,176 shares of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board has nominated each of the six individuals identified below to stand for election at the Annual Meeting.

The Board nominees, current committee involvement and certain other relevant information is set forth below:

Director	Age	Director Since	Audit Committee	Compensation Committee	Nominating & ESG Committee	Government Affairs Committee
Ritsaart J.M. van Montfrans	52	2019	X	X (Chair)	X	X

Brendan S. Jones	60	2021				X

Aviv Hillo	59	2023

Jack Levine	73	2019	X (Chair)	X	X

Kristina A. Peterson	60	2023	X		X (Chair)

Cedric L. Richmond	50	2022		X	X	X (Chair)

Pursuant to our Bylaws, only our Board will be able to fill any vacancies on the Board until the next succeeding Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Between successive annual meetings, the Board has the power to appoint one or more additional directors, but not more than half the number of directors fixed at the last stockholder meeting at which directors were elected.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers. Mahidhar (Mahi) Reddy is not standing for reelection to the Board at this Annual Meeting.

Ritsaart J.M. van Montfrans

Ritsaart J.M. van Montfrans became a member of our Board in December 2019 and was named the Chairman of the Board in May 2023. He is an experienced entrepreneur in Europe. He is currently the Chief Executive Officer of Incision Group, a medtech scale-up in team performance and education, since January 2017, and co-founded and led ScaleUpNation, a growth accelerator for ventures with large scale-up potential, from February 2016 to January 2017, each in Amsterdam, the Netherlands.

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In February 2009, Mr. van Montfrans founded NewMotion, which grew to become the leading service provider for electric vehicles in Europe, with the largest network of charging stations. Mr. van Montfrans served as Chief Executive Officer and International Business Development Director of NewMotion until February 2016, shortly before the company was purchased by Royal Dutch Shell. Prior to NewMotion, Mr. van Montfrans was a partner of H2 Equity Partners, an investment firm in Amsterdam, from September 2002 to February 2009, an engagement manager at McKinsey & Co. in Amsterdam from May 1999 to September 2002, and an associate in the mergers and acquisitions group of J.P. Morgan in London. Mr. van Montfrans received a Master of Business Administration degree from the University of Groningen in the Netherlands.

Mr. van Montfrans brings extensive EV charging industry knowledge and a deep background in technology growth companies, mergers and acquisitions, and capital market activities. His leadership of NewMotion and in-depth knowledge of the EV charging market and broad range of companies in the industry (with a focus on Western Europe) make him well qualified to be a member of the Board.

Brendan S. Jones

Brendan S. Jones joined our company as Chief Operating Officer in April 2020 and became our President and was elected a member of our Board in February 2021. Effective May 1, 2023, Mr. Jones was appointed by our Board to be our Chief Executive Officer. Prior to joining our company, he served as the Chief Operating Officer of Electrify America, LLC, the United States-based EV subsidiary of Volkswagen Group AG, from September 2016 to March 2020. Mr. Jones was Electrify America’s first employee and is credited with building Electrify America from its original startup concept into one of the largest ultrafast EV charging companies in the world, establishing strategy, design implementation and management teams at Electrify America, negotiating numerous contracts for charging services with leading carmakers, retail property owners and EV infrastructure companies, and managing the installation and servicing of thousands of charging stations.

Mr. Jones previously served as Vice President - OEM Strategy and Business Development of EVgo, a subsidiary of NRG Energy which operates EV fast charging stations, from March 2014 to September 2016. Prior to these positions, Mr. Jones served in various leadership positions with Nissan North America, Inc., from April 1994 to March 2015. At Nissan, he assumed increasingly senior positions including Director - Electric Vehicle Sales Operations and Infrastructure Development from 2013 to 2015, Director - Chief Marketing Manager EV Model Line from 2011 to 2013, and Senior Manager of the Nissan LEAF Launch Team from 2009 to 2011. Mr. Jones has been a board member of several EV industry groups including the Electric Drive Transportation Association, a trade association that promotes electric drive technologies and infrastructure (2015 and 2016), and the ROEV Association, a collaboration between EV charging network operators and electric vehicle manufacturers to allow drivers to charge at multiple stations using one card (from 2015 to 2017). Mr. Jones received B.A. and M.A. degrees from George Mason University and a professional certificate from Vanderbilt University for completing the accelerated executive leadership development program.

Mr. Jones’ more than 30 years of day-to-day operational experience in the electric vehicle (“EV”) charging, automotive and alternative energy industries and in-depth knowledge in the areas of EV charging sales, technology and infrastructure development make him well qualified as a member of the Board.

Aviv Hillo

Aviv Hillo has served as our General Counsel since June 2018 and Executive Vice President of Mergers & Acquisitions since May 2022. He became a member of our Board in July 2023. Prior to joining our company, Mr. Hillo practiced law in New York and Israel as a partner in the law firm Schechter Hillo, which he founded in October 2004. Mr. Hillo has also been involved in starting and operating new businesses. He served as Chief Executive Officer of K-Lawyers.com, an internet legal platform, from February 2016 to June 2018, co-founder and general counsel of Ariel Photonics Assembly Ltd., a developer of lasers for defense applications, from September 2007 to September 2015, and in-house counsel at LSL Biotechnologies, Inc., a developer of seeds with long shelf-life qualities, from March 1998 to April 2006. Mr. Hillo received his law degree from Tel Aviv University in Israel and a Master of Laws degree (cum laude) from Fordham University in New York, where he specialized in banking, corporate and finance law. Mr. Hillo is a member of the New York State Bar Association, the Israeli Bar Association and is certified to practice as in-house counsel in Florida. Mr. Hillo is a veteran of the Israeli Defense Forces where he retired as a ranked Major.

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Mr. Hillo is well qualified to serve as a member of our Board due to his substantial knowledge and more than 30 years of working experience in corporate controls and governance, corporate litigation and mergers and acquisitions.

Jack Levine

Jack Levine became a member of our Board in December 2019 where he serves as the Chair of the Audit Committee. He has been the President of Jack Levine, PA, a certified public accounting firm, since 1984. For more than 35 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since June 2021, Mr. Levine has served as a director, chairman of the audit committee and as a qualified SEC financial expert of Strawberry Fields REIT, Inc. (NYSE: STRW), a public company specializing in the acquisition, ownership and triple net leasing of skilled nursing facilities and other post-acute healthcare properties. In addition, Mr. Levine is currently a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company, since 2010.

Mr. Levine’s previous board memberships included Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer, from 2011 to 2018 (also serving as chairman of its audit committee); Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer, from 2004 to 2008 (also serving as chairman of its audit committee); and Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical, biotechnology, generic drug and medical device companies, from 1999 to 2007 (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our growing business. Through his decades of service as a board member, he also brings significant working experience with public company best practices.

Kristina A. Peterson

Kristina A. Peterson became a member of our Board in May 2023. She serves as Chair of the Nominating, Environmental, Social and Governance Committee and as a member of the Audit Committee. Ms. Peterson is an experienced public and private company board member and infrastructure investor with over 25 years of finance and operating experience in the technology, electric power generation and banking sectors.

Throughout her career, she has been an advocate for sustainable energy practices. She has held senior executive roles at infrastructure investment and private equity firms including EQT Partners AB, Thomson Reuters/ThoughtTrace, Brookfield Asset Management and Brookfield Renewable Partners since 2015, and previously as CEO, CFO, and other senior management positions at EDF Renewable Energy, Suntech, and Greenwood Energy from 2007 to 2015. In these global roles, she led over $3billion of equity investments and operated or constructed and developed over 2.2GW of solar projects. Prior to that, she financed over $8.5 billion of senior project finance debt in the U.S., Asia, Middle East & Africa as Vice President, Structured Finance, at ABN AMRO Bank and Citibank in the energy, infrastructure and telecom sectors. She was awarded an MBA, Finance and Marketing, University of Chicago Booth School of Business, completed additional graduate studies at MIT Sloan School of Management, and holds a bachelor’s degree from Boston University School of Management.

Since February 2023, Ms. Peterson has served as a Director on the private equity company board of Madison Energy Infrastructure, an EQT Infrastructure Fund VI company in the U.S. commercial and industrial and community solar sectors, as a member of the Audit Committee and as Board Sustainability Champion. She has also served as a Non-Executive Director, Chair of the Remuneration Committee and a member of the Audit Committee of Invinity Energy Systems PLC (LSE: IES), a utility-scale battery energy storage company, since November 2021. She has been the Co-Chair of Women Corporate Directors Foundation, San Diego Chapter, a global group of women corporate board directors since 2016.

Ms. Peterson’s exceptional leadership in renewable energy, battery storage, technology and investment finance, coupled with her extensive board governance experience, makes her a valuable asset to our Board.

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Ms. Peterson’s executive leadership experience in energy, technology, investment finance and banking organizations, and board governance experience makes her well qualified to be a member of the Board.

Cedric L. Richmond

Cedric L. Richmond became a member of our Board in August 2022. He is currently the President of Richmond & Company, LLC, a governmental affairs consulting firm founded in May 2022. Prior to founding Richmond & Company, Mr. Richmond served as a Senior Advisor to the Executive Office of the President of the United States and Director of the White House Office of Public Engagement in the Biden Administration, serving in such positions from January 2021 to May 2022.

Prior to joining the Biden Administration in January 2021, Mr. Richmond served as a Member of the United States House of Representatives, representing Louisiana’s Second District, from January 2011 to January 2021. While serving in the United States House of Representatives, Mr. Richmond served on the Committee on Small Business, the Committee on the Judiciary, the Committee on Homeland Security and the Committee on Ways and Means. Mr. Richmond was also elected as the youngest person to ever serve as the Chair of the Congressional Black Caucus, serving in such position from January 2017 to January 2019. From 2000 to 2010, Mr. Richmond served as a Member of the Louisiana House of Representatives where he represented the 101st District.

Mr. Richmond received a B.A. degree in Business Administration with a concentration in accounting from Morehouse College, a J.D. degree from Tulane University School of Law and is a graduate of Harvard’s John F. Kennedy School of Government Executive Program for Senior Executives in Government. Mr. Richmond has also received honorary doctorate degrees from Southern University and A&M College in Baton Rouge, Louisiana and Xavier University in New Orleans, Louisiana.

Mr. Richmond’s extensive experience in government service, insight into regulatory affairs, and his expertise in governance, oversight and ethics gained through service in the public sector, bring unique and valuable perspective to our Board and make him well qualified to be a member of the Board.

There are no family relationships among any of our directors and executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES NAMED ABOVE.

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial Officer and our NEOs, at the Annual Meeting:

“RESOLVED, that the compensation paid to Blink’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders an annual opportunity to endorse or not endorse our executive pay program. The Board recommends a vote “FOR” this resolution because it believes that Blink’s executive compensation, described in the section entitled “Executive Compensation Discussion” in this Proxy Statement, is effective in achieving our company’s goals of rewarding financial and operating performance and the creation of stockholder value.

Our Board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief. While the overall level and balance of compensation elements in our compensation program are designed to ensure that Blink can retain key executives and, when necessary, attract qualified new executives to the organization, the emphasis of Blink’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value.

We urge you to read the Summary Compensation Table and related compensation tables and narrative, appearing on pages 25 through 28, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Because the vote on this proposal is advisory in nature, it is not binding on Blink, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

The current frequency of the say-on-pay vote is every three years. However, at this Annual Meeting, the frequency will be voted on by the stockholders to determine if the say-on-pay vote will be held every year, two years or three years. Depending on the outcome of Proposal 3, the next say-on-pay vote will be either next year, two years from now or three years from now.

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A “SAY-ON-PAY” VOTE “FOR”

APPROVAL OF EXECUTIVE COMPENSATION FOR 2023.

PROXIES WILL BE VOTED “FOR” APPROVAL UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 3

Advisory Vote Regarding the Frequency of Holding the Say-on-Pay Vote (“Frequency Vote”)

In addition to the advisory vote on executive compensation or “say-on-pay” vote, we are also asking stockholders to cast an advisory vote on the frequency of that vote. Stockholders are being asked to vote on whether the advisory vote on executive compensation should be held every year, every two years or every three years.

The Board recommends holding an advisory vote on executive compensation every year.

The proxy card gives you four choices for voting on this proposal. You can choose whether the “say-on-pay” vote should be held every year, every two years or every three years. You may also abstain from voting. You are not voting to approve or disapprove the Board’s recommendation on this proposal.

The vote on this proposal is non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board. However, the Board values the opinions of our stockholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation.

In accordance with SEC rules, stockholders will have the opportunity at least every six years to recommend the frequency of future “say-on-pay” advisory votes on executive compensation.

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if one of the three frequency options receives a majority of the votes cast. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT FUTURE

STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROXIES WILL BE VOTED “FOR” EVERY YEAR UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 4

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reported on our Current Report on Form 8-K filed on May 17, 2024, the Audit Committee of the Board recently conducted a competitive selection process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee invited several public accounting firms to participate in this process. As a result of this process, on May 14, 2024, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required. The Board is submitting the selection of Grant Thornton to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Change in Auditor

As reported on our Current Report on Form 8-K filed on May 17, 2024, we dismissed Marcum LLP (“Marcum”), our independent registered public accounting firm for the fiscal year ended December 31, 2023, as our independent registered public accounting firm as of May 14, 2024.

The reports of Marcum on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an adverse opinion on internal controls over financial reporting for the fiscal years ended December 31, 2023 and 2022. In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through May 14, 2024, there were no disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2023 and 2022, or in the subsequent period through May 14, 2024.

We have provided a copy of the foregoing disclosures to Marcum and requested that Marcum furnish it with a letter addressed to the SEC stating whether Marcum agrees with the above statements. A copy of Marcum’s letter, dated May 17, 2024, was filed as Exhibit 16.1 to the May 17, 2024 Form 8-K.

During the two most recent fiscal years and in the subsequent interim period through May 14, 2024, we have not consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on our consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Representatives of Marcum are not expected to attend the Annual Meeting. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees(1)	$2,746,757	$1,641,201
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	$100,628	-
Total	$2,847,385	$1,641,201

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements including fees related to compliance with the Sarbanes-Oxley Act of 2002, review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements.

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(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above. All other fees in 2023 represent financial and tax diligence in connection with our company’s acquisition of Envoy Technologies, Inc. in April 2023. These fees were pre-approved by the Audit Committee.

Pre-Approval Policies

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 4. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED.

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AUDIT COMMITTEE REPORT

The members of the Audit Committee from January 1, 2023 to December 31, 2023 were Messrs. Levine and van Montfrans. Mr. Marks served on the Audit Committee from January 1, 2023 to July 24, 2023. Ms. Peterson began serving on the Audit Committee on July 25, 2023. The Audit Committee met five times during the fiscal year ended December 31, 2023. The Audit Committee is responsible for the appointment of the independent registered public accounting firm for each fiscal year and confirming the independence of the independent registered public accounting firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the independent registered public accounting firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2023, the Audit Committee met with representatives from Marcum LLP, the Company’s former independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Marcum LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Marcum LLP also discussed Marcum LLP’s independence. In December 2023, the Audit Committee received from Marcum LLP the written disclosures and the letter regarding Marcum LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s financial statements audited by Marcum LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report.

AUDIT COMMITTEE

Jack Levine, Chairman

Ritsaart J.M. van Montfrans

Kristina A. Peterson

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COMPENSATION COMMITTEE REPORT

The compensation of the Chief Executive Officer of the Company is determined by the Compensation Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

●	Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
●	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
●	Consideration of the individual’s overall contribution to the Company.

In consultation with the Chief Executive Officer of the Company, the Compensation Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Compensation Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The Compensation Committee reviews major organizational and staffing matters. With respect to director compensation, the Compensation Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Compensation Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Compensation Committee’s charter provides that the Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ritsaart J.M. van Montfrans, Chairman

Jack Levine

Cedric L. Richmond

Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the company in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. In order for stockholder proposals for the 2025 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than February 6, 2025.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2025 Annual Meeting of Stockholders, if we do not have notice of a stockholder proposal on or before April 22, 2025, we will be permitted to use our discretionary voting authority as outlined above.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 17, 2025 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

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Appraisal Rights

Stockholders of our company do not have appraisal rights under Nevada law or under the governing documents of our company with respect to the matters to be voted upon at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Nevada Revised Statutes and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

References to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and company performance targets and company performance goals. These targets and our company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Bowie, Maryland

June 3, 2024

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